EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS STAMBAUGH NESS, PC

To the Shareholders and Board of Directors
Of The York Water Company

We have audited the accompanying statements of income, shareholders’ investment, and cash flows of The York Water Company for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of The York Water Company for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/Stambaugh Ness, PC
Stambaugh Ness, PC
York, Pennsylvania

March 4, 2003